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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 30, 2003

                                NTL Europe, Inc.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                       0-30673                13-4105887
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(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)

            37 Purchase Street, Rye, New York                      10580
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         (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code: (914) 921-1800

                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

Cablecom GmbH, the largest cable company in Switzerland and a subsidiary of NTL Europe, Inc., remains in discussions with its lenders regarding a consensual restructuring of Cablecom's bank debt. Any such restructuring is expected to result in NTL Europe's being deprived of all but a small ownership interest in Cablecom, its largest subsidiary. Cablecom has received approval from its bank lenders for a postponement of the maturity date of Cablecom's credit facility from April 30, 2003 to the first business day after May 31, 2003 and, if the terms of a restructuring have been agreed to by that date without having been implemented, to June 30, 2003.

Cablecom is indebted under a credit agreement in the amount of approximately CHF
3.792 billion, none of which is recourse to NTL Europe. Cablecom's liabilities exceed its assets and it does not have the resources to repay the bank debt when it comes due, whether on the maturity date or if Cablecom's lenders elect to accelerate on account of any event of default. If, in the near term, Cablecom's lenders are unable to agree upon the terms of a restructuring of the bank debt to resolve this "overindebtedness" issue, the board of directors of Cablecom would be required to file for insolvency proceedings under Swiss law. Under such circumstances, NTL Europe would expect to lose its interest in Cablecom. NTL Europe would also lose its interest in Cablecom if the lenders elected to enforce their pledge over the shares of Cablecom.

As indicated above, in order to seek to address these issues, Cablecom is currently in negotiations with its lenders regarding an overall financial restructuring of Cablecom. If consummated, the restructuring is expected to include a reduction in the amount of debt outstanding, a further postponement of the maturity date of the debt and control of Cablecom being assumed by the lenders. As part of these negotiations, NTL Europe is seeking to retain a small minority interest in Cablecom in consideration for its cooperation in permitting Cablecom to reach a consensual restructuring plan with Cablecom's lenders. There is, however, no assurance that such negotiations will be successful. Further, whether or not such negotiations are successful, NTL Europe expects to be deprived of its controlling interest in Cablecom in the near future.

Certain statements contained in this current report on Form 8-K may constitute "forward-looking statements." When used in this current report on Form 8-K, the words "believe," "anticipate," "should," "intend," "plan," "will," "may," "could," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of NTL Europe and its subsidiaries (including, without limitation, Cablecom) and affiliated joint ventures, or market or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NTL EUROPE, INC.
                                             (Registrant)


                                             By: /s/ Jeffrey A. Brodsky
                                                --------------------------------
                                                Name:  Jeffrey A. Brodsky
                                                Title: President and Chief
                                                       Executive Officer


Dated: April 30, 2003


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